Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Relations		Media
Contact:	Paul McDonough	Carmen Duarte
Phone:	952.852.6020	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website:	www.onebeacon.com

ALL REGULATORY APPROVALS OBTAINED FOR INTACT FINANCIAL
CORPORATION’S ACQUISITION OF ONEBEACON

HAMILTON, Bermuda (September 25, 2017) – OneBeacon Insurance Group, Ltd. (NYSE: OB) today announced that all regulatory approvals required to complete the previously announced acquisition of the company by Intact Financial Corporation (“Intact”) (TSX: IFC) under the terms of the merger agreement have been obtained. The transaction is expected to be completed on September 28, 2017. Intact will acquire OneBeacon for $18.10 per common share in cash, resulting in an aggregate purchase price of approximately $1.7 billion. Upon the completion of the acquisition, OneBeacon will be an indirect wholly-owned subsidiary of Intact, and will continue to operate as OneBeacon Insurance Group in the United States.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is currently publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident and health; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
The information contained in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:
●	change in book value per share or return on equity;
●	business strategy;
●	financial and operating targets or plans;
●	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
●	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
●	expansion and growth of our business and operations;
●	proposed merger with Intact Financial Corporation (“Intact”)
●	future capital expenditures; and
●	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail in Part II, item 1A under the caption “Risk Factors” on page 69 of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017 and beginning on page 16 of the Company’s 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:
●	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
●	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
●	competitive forces and the cyclicality of the property and casualty insurance industry;

●	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
●	the continued availability of capital and financing;
●	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
●	the ability to maintain data and system security;
●	the outcome of litigation and other legal or regulatory proceedings;
●	our ability to continue meeting our debt and related service obligations or to pay dividends;
●	our ability to successfully develop new specialty businesses;
●	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
●	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
●	our ability to retain key personnel;
●	participation in guaranty funds and mandatory market mechanisms;
●	our ability to maintain effective operating procedures and manage operational risk;
●	changes to current shareholder dividend practice and regulatory restrictions on dividends;
●	credit risk exposure in certain of our business operations;
●	Bermuda law may afford less protection to shareholders;
●	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;
●	changes in tax laws or tax treaties;
●	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;
●
risks related to diverting management’s attention from our ongoing business operations and other risks related to the pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business, our stock price and our business, financial condition and results of operations generally;

●	the risk that shareholder litigation in connection with the proposed merger with Intact may result in significant costs of defense, indemnification and liability; and
●	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this news release  are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this news release speak only as of the date on which they are made. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.